Exhibit 4.5

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 23, 2020.

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE AFTER 5:00 P.M. (VANCOUVER TIME) ON THE EXPIRY DATE.

TILT HOLDINGS INC.

(Incorporated under the laws of the Province of British Columbia)

Certificate Number: [CERT. #]	[# OF WARRANTS] Warrants to Purchase [# OF SHARES] Shares

COMMON SHARE PURCHASE WARRANTS

THIS IS TO CERTIFY THAT, for value received, the receipt and sufficiency of which is hereby acknowledged, [HOLDER] or its lawful assignee (the “Holder”) is entitled to subscribe for and purchase up to [# OF SHARES] fully paid and non-assessable common shares (“Shares”) in the capital of TILT Holdings Inc. (the “Corporation”) at any time on or before 5:00 p.m. (Vancouver time) on September 30, 2024 (the “Expiry Date”), at a price of $1.05 per Share, subject, however, to the provisions and upon the Terms and Conditions attached hereto as Schedule “A”.

The rights represented by this Warrant Certificate may be exercised by the Holder, in whole or in part, by surrender of this Warrant Certificate (properly endorsed as required), together with a Warrant Exercise Form in the form attached hereto as Appendix “B”, duly completed and executed, to TILT Holdings Inc. c/o McCarthy Tétrault LLP, Suite 2400, 745 Thurlow Street, Vancouver, British Columbia, V6E 0C5 (Attention: [***]), or such other address as the Corporation may from time to time in writing direct, together with a certified cheque or bank draft, money order or wire transfer in lawful money of Canada payable to or to the order of the Corporation in payment of the purchase price of the number of Shares subscribed for. The Holder is advised to read “Instruction to Holder” attached hereto as Appendix “A” for details on how to complete the Warrant Exercise Form (as such term is defined in Schedule “A”).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be executed by its duly authorized officer, this ___ day of__________, 2019.

TILT HOLDINGS INC.

Per:
Authorized Signature

SCHEDULE “A”

TERMS AND CONDITIONS

ATTACHED TO COMMON SHARE PURCHASE WARRANTS

ISSUED BY TILT HOLDINGS INC.

(the “Corporation”)

Each Warrant of the Corporation, whether single or part of a series, is subject to these Terms and Conditions as they were at the date of issue of the Warrant.

PART 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1	In these Terms and Conditions, except as otherwise expressly provided herein, the following words and phrases will have the following meanings:

(a)“Affiliate” has the meaning given to such term in the Business Corporations Act SBC 2002, Chapter 57 (British Columbia), as amended from time to time;

(b)“Capital Reorganization” means: (i) any reclassification of the Shares at any time outstanding; (ii) any change of the Shares at any time outstanding into other shares or securities; (iii) any sale of all of the Shares at any time outstanding to a third party; or (iv) any consolidation, amalgamation or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in a reclassification of the outstanding Shares or a change of the Shares into other shares or securities), and, for the avoidance of doubt, shall not include a Share Reorganization;

(c)“Corporation” means TILT Holdings Inc., a corporation incorporated under the laws of the Province of British Columbia, and includes any successor corporations;

(d)“Exercise Price” means $1.05 per Share;

(e)“Expiry Date” means the date defined as such on the face page of the Warrant Certificate;

(f)“Expiry Time” means 5:00 p.m. (Pacific Time) on the Expiry Date;

(g)“Holder” means the registered holder of a Warrant;

(h)“NI 45-106” means National Instrument 45-106 Prospectus Exemptions;

(i)“person” means an individual, corporation, partnership, trustee or any unincorporated organization, and words importing persons have a similar meaning;

(j)“Shares” means the common shares in the capital of the Corporation;

(k)“Share Reorganization” has the meaning ascribed thereto in Section 6.2;

(l)“Warrant” means a common share purchase warrant as evidenced by the certificate, one (1) Warrant entitles the Holder to purchase one (1) common share of the Corporation on or before the Expiry Date at the Exercise Price set forth on the Warrant Certificate;

(m)“Warrant Certificate” means the certificate evidencing the Warrant;

(n)“Warrant Exercise Form” means Appendix “B” hereof; and

(o)“Warrant Transfer Form” means Appendix “C” hereof.

Interpretation

1.2	In these Terms and Conditions, except as otherwise expressly provided herein:

(a)the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to these Terms and Conditions as a whole and not to any particular Part, clause, subclause or other subdivision;

(b)a reference to a Part means a Part of these Terms and Conditions and a reference to Section followed by a number or some combination of numbers and letters refers to the section, paragraph or subparagraph of these Terms and Conditions so designated;

(c)the headings are for convenience only, do not form a part of these Terms and Conditions and are not intended to interpret, define or limit the scope, extent or intent of these Terms and Conditions or any of its provisions;

(d)all dollar amounts referred to herein are expressed in Canadian funds;

(e)time will be of the essence hereof; and

(f)words importing the singular number include the plural and vice versa, and words importing the masculine gender include feminine and neuter genders.

Applicable Law

1.3

The Warrants will be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable thereto and will be treated in all respects as legal contracts under the laws of the Province of British Columbia.

PART 2

ISSUE OF WARRANTS

Additional Warrants

2.1	The Corporation may at any time and from time to time issue share purchase warrants or grant options or similar rights to purchase securities of the Corporation.

Issue in Substitution for Lost Warrants

2.2

In the event that a Warrant Certificate becomes mutilated, lost, destroyed or stolen, the Corporation, in its sole discretion, may issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for, and in place of, and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the Warrants represented by such substituted Warrant Certificate will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants of the same issue. The Corporation may charge a reasonable fee for the issuance and delivery of a new Warrant Certificate.

2.3

The applicant for the issue of a new Warrant Certificate pursuant hereto will bear the cost of the issue thereof and in the case of loss, destruction or theft furnish to the Corporation such evidence of ownership, and of loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as will be satisfactory to the Corporation in its sole discretion.

Holder not a Shareholder

2.4

The holding of a Warrant will not constitute the Holder a shareholder of the Corporation, nor entitle the Holder to any right or interest in respect thereof, except as expressly provided in the Warrant Certificate.

Securities Law Exemption

2.5

The Holder acknowledges and agrees that the Warrants and any Shares issued pursuant to the exercise of any Warrants have been or will be issued only on a “private placement” basis and that the Corporation has no obligation to file any prospectus or registration statement in any jurisdiction in order to qualify any Warrants or Shares for resale. The Holder is an “accredited investor” as defined in NI 45-106 and the Holder has completed, signed and delivered to the Corporation an Accredited Investor Certificate which indicates the category of “accredited investor” that correctly and in all respects describes the Holder.

Register of Holders

2.6

The Corporation shall maintain a register of holders in which shall be entered the names and addresses of the holders of the Warrants and of the number of Warrants held by them. Such register shall be open at all reasonable times for inspection by the Holder. The Corporation shall notify the Holder forthwith of any change of address of the principal office of the Corporation.

PART 3

OWNERSHIP AND TRANSFER OF WARRANT

Exchange of Warrants

3.1

A Warrant Certificate in any authorized denomination, upon compliance with the reasonable requirements of the Corporation, may be exchanged for a Warrant Certificate(s) in any other authorized denomination of the same issue entitling the Holder to purchase an equal aggregate number of Shares at the same Exercise Price and on the same terms as the Warrant Certificate so exchanged.

3.2	Warrants may be exchanged only with the Corporation. Any Warrants tendered for exchange will be surrendered to the Corporation and cancelled.
3.3	The Warrants are transferable on the terms and conditions contained herein and by the Holder completing and submitting to the Corporation a completed and duly executed Warrant Transfer Form.
3.4

Subject to Section 3.3, a Holder may transfer a number of Warrants less than the number evidenced by the Warrant Certificate. In the event of any transfer of a number of Warrants less than the number evidenced by the Warrant Certificate, the Holder, upon transfer thereof, will be entitled to receive a new Warrant Certificate in respect of the balance of the Warrants evidenced by the original Warrant Certificate but which were not then transferred.

Transfer of Warrants

3.5

This Warrant Certificate and the Warrants evidenced hereby may be transferred or assigned by the Holder, without the prior written consent of the Corporation, to an Affiliate of the Holder. Upon any such transfer and the surrender of this Warrant Certificate, the Corporation will issue a Warrant Certificate registered in the name of the transferee or as it may direct. Upon any transfer of less than all of the Warrants evidenced hereby, the aggregate exercise price specified in each new Warrant Certificate shall be reduced accordingly.

Charges for Exchange

3.6

On exchange of Warrants, the Corporation, except as otherwise herein provided, may charge a reasonable fee for each new Warrant Certificate issued and payment of any transfer taxes or governmental or other charges required to be paid will be made by the party requesting such exchange.

Ownership of Warrants

3.7	The Corporation may deem and treat the Holder as the absolute owner of such Warrant for all purposes and will not be affected by any notice or knowledge to the contrary.

Notice to Holder

3.8

Unless otherwise expressly provided, any notice to be given to a Holder will be deemed to be validly given, if mailed to the address of the Holder as set out on the Warrant Certificate. Any notice so given will be deemed to have been received five days from the date of mailing to the Holder or any market intermediary then holding the Warrants of the Holder in any trust account.

PART 4

EXERCISE OF WARRANTS

Method of Exercise of Warrants

4.1

The right to purchase Shares conferred by a Warrant may be exercised by the Holder surrendering the Warrant Certificate, together with a duly completed and executed Warrant Exercise Form and a certified cheque or bank draft payable to the Corporation at the address as set out on the Warrant Certificate, for the purchase price applicable at the time of surrender in respect of the Shares subscribed for in lawful money of Canada.

Effect of Exercise of Warrants

4.2

Upon proper exercise of the right to purchase Shares, the Shares subscribed for will be deemed to have been issued, and the Holder will be deemed to have become the holder of such Shares on the date of such surrender of the Warrant Certificate and payment of the purchase price.

4.3

Within five business days after proper exercise of the right to purchase Shares, the Corporation will cause to be delivered to the person in whose name the Shares are directed to be registered as specified in such Warrant Exercise Form, or if no such direction is given, the Holder, a certificate, or in the case of an uncertificated issue, documentation evidencing such Shares, for the appropriate number of Shares not exceeding those which the Holder is entitled to purchase pursuant to the Warrant Certificate surrendered.

Subscription for Less than Entitlement

4.4

A Holder may purchase a number of Shares less than the number which the Holder is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of Shares less than the number which can be purchased pursuant to a Warrant Certificate, the Holder, upon exercise thereof, will, in addition to certificates representing Shares issued on such exercise, be entitled to receive a new Warrant Certificate in respect of the balance of the Shares which the Holder was entitled to purchase pursuant to the surrendered Warrant Certificate but which were not then purchased.

Fractional Shares

4.5

No fractional Shares shall be issuable upon exercise of the Warrants and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise of the Warrants, the Corporation shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value, as determined by the Corporation’s board of directors, of a full Share.

Expiration of Warrants

4.6	After the Expiry Date, all rights under the Warrants will wholly cease and terminate, and the Warrants will thereupon be void and of no effect.

Resale Restrictions

4.7

The Shares received by the Holder upon the exercise of the Warrants may be subject to a hold period as determined by the Securities Act (British Columbia) and/or other applicable securities laws and any certificates representing the Shares may bear certain legends to that effect.

4.8

This Warrant and the Shares to be issued upon its exercise have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States. This Warrant may not be exercised in the United States, or by or for the account or benefit of a U.S. person or a person in the United States without registration under the U.S. Securities Act and applicable state securities laws, or compliance with the requirements of an exemption from registration.

PART 5

COVENANTS BY THE CORPORATION

Reservation of Shares

5.1

The Corporation will reserve, and there will remain unissued out of its authorized capital, a sufficient number of Shares to satisfy the rights of purchase provided for in all Warrants from time to time outstanding. The Corporation covenants and agrees that all Shares which shall be so issuable will, upon issuance and payment therefor, be duly authorized and issued as fully paid and non-assessable common shares in the capital of the Corporation. The Corporation will take all such commercially reasonable actions as are within its power to ensure that all such Shares may be so issued without violation of any applicable law or requirement of any exchange upon which the Shares may be listed.

PART 6

ADJUSTMENTS

Capital Reorganization

6.1

If at any time while all or any portion of the Warrants remain outstanding there shall be a Capital Reorganization and the Holder exercises all or any portion of the Warrants after the effective date of such Capital Reorganization, the Holder shall be entitled to receive, in lieu of the number of Shares to which the Holder was theretofore entitled to receive upon such exercise, the kind and amount of securities or property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Shares to which the

Holder was theretofore entitled to receive upon exercise of the Warrants and the Corporation may make such other amendments to the terms of the Warrants as the board of directors of the Corporation in good faith considers equitable or necessary in the circumstances.

Share Reorganization

6.2	If at any time while all or any portion of the Warrants remain outstanding the Corporation shall:

(a)issue Shares or securities exchangeable for or convertible into Shares to all of the holders of Shares then outstanding by way of a dividend or other distribution;

(b)subdivide the Shares then outstanding into a greater number of Shares; or

(c)consolidate the Shares then outstanding into a lesser number of Shares

(any of the events in clauses (a), (b) and (c) above, a “Share Reorganization”), then:

(x)

the Exercise Price will be adjusted, in the case of clause (a), effective immediately after the record date on which the holders of Shares entitled to receive a dividend is determined, or, in the case of clauses (b) and (c), on the effective date of the Share Reorganization, by multiplying the Exercise Price in effect immediately prior to such date by a fraction (A) the numerator of which is the number of Shares outstanding on such record date or immediately before giving effect to the Share Reorganization, as the case may be, and (B) the denominator of which is the number of Shares outstanding immediately after giving effect to the Share Reorganization; and

(y)

concurrent with each adjustment of the Exercise Price in accordance with this Section 6.2, the number of Shares the Holder shall be entitled to acquire on any exercise of the Warrants shall be adjusted to that number of Shares obtained by multiplying the number of Shares the Holder was entitled to acquire upon the exercise of the Warrants immediately prior to such adjustment by a fraction (A) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (B) the denominator of which is the Exercise Price resulting from such adjustment.

Rules Regarding Adjustments

6.3	The adjustments provided for in this Part 6 are cumulative and shall be made successively whenever an event referred to herein shall occur.
6.4	In the event of any dispute arising with respect to the adjustments provided in this Part 6, such dispute will, absent manifest error, be conclusively resolved by a firm of chartered accountants (the costs of which will be borne by the Corporation) appointed by the Corporation (who may be the Corporation’s auditors).

6.5

As a condition precedent to the taking of any action which would require any adjustment pursuant to this Part 6, the Corporation will take any corporate action which may, in the opinion of the Corporation’s legal counsel, be necessary in order that the securities to which the Holder is entitled on the full exercise of the Warrants shall be available for such purpose and that such securities may be validly and legally issued as fully paid and non-assessable securities of the Corporation.

6.6

As promptly as reasonably practicable after the occurrence of any event which requires an adjustment pursuant to this Part 6, the Corporation will deliver a notice to the Holder specifying in reasonable detail the nature of the event requiring the adjustment and the amount and/or nature of the adjustment necessitated by such event.

No Impairment

6.7

The Corporation shall not, by amendment of its Articles or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under the Warrants by the Corporation, but shall at all times in good faith assist in carrying out all the provisions of this Part 6 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Part 6 against impairment.

PART 7

MODIFICATION OF TERMS, SUCCESSORS

Modification of Terms and Conditions for Certain Purposes

7.1

From time to time the Corporation may, subject to the provisions of the Warrant Certificate, when so directed by the Holders, modify the terms and conditions hereof, for any one or more or all of the following purposes:

(a)adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel for the Corporation, are necessary or advisable in the circumstances;

(b)making such provisions not inconsistent herewith as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of Warrants on any stock exchange;

(c)adding to or altering the provisions hereof in respect of the registration of Warrants; making provision for the exchange of Warrant Certificates of different denominations; and making any modification in the form of Warrant Certificates which does not affect the substance thereof;

(d)for any other purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein; and

(e)to evidence any succession of any corporation and the assumption by any successor of the covenants of the Corporation herein and in the Warrants contained as provided hereafter in this Part 7.

Corporation may Amalgamate on Certain Terms

7.2

Nothing herein contained will prevent any amalgamation or merger of the Corporation with or into any other corporation, or the sale of the property or assets of the Corporation to any corporation lawfully entitled to acquire the same; provided however that the corporation formed by such merger or amalgamation or which acquires by conveyance or transfer all or substantially all the properties and assets of the Corporation will be a corporation organized and existing under the laws of Canada or of the United States of America or any Province, State, District or Territory thereof, which will, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Corporation and will succeed to and be substituted for the Corporation, and such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate as may be appropriate in view of such amalgamation, merger or transfer.

Additional Financings

7.3

Nothing herein contained will prevent the Corporation from issuing any other securities or rights with respect thereto during the period within which a Warrant is exercisable, upon such terms as the Corporation may deem appropriate.

[End of Schedule “A”]

APPENDIX “A”

INSTRUCTIONS TO HOLDER

TO EXERCISE:

To exercise Warrants, the Holder must complete, sign and deliver the Warrant Exercise Form, attached as Appendix “B” and deliver the Warrant Certificate(s) to the Corporation, indicating the number of common shares of the Corporation to be purchased.

TO TRANSFER:

To transfer Warrants, the Holder must complete, sign and deliver the Warrant Transfer Form, attached as Appendix “C” and deliver the Warrant Certificate(s) to the Corporation. The Corporation may require such other certificates or opinions to evidence compliance with applicable securities legislation in Canada.

To transfer Warrants, the Warrant Holder’s signature on the Warrant Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

GENERAL:

If forwarding any documents by mail, registered mail must be employed.

If the Warrant Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Corporation.

The address of the Corporation is:

TILT Holdings Inc.

c/o McCarthy Tétrault LLP

Suite 2400, 745 Thurlow Street

Vancouver, British Columbia V6E 0C5

Attention: [***]

[End of Appendix “A”]

APPENDIX “B”

WARRANT EXERCISE FORM

TO:TILT Holdings Inc.

c/o McCarthy Tetrault LLP

Suite 2400, 745 Thurlow Street

Vancouver, British Columbia V6E 0C5

Attention: [***]

Telephone:[***]

The undersigned Holder of the within Warrants hereby subscribes forcommon shares (the “Shares”) of TILT HOLDINGS INC. (the “Corporation”) pursuant to the within Warrants on the terms and price specified in the Warrants. This subscription is accompanied by a certified cheque or bank draft payable to or to the order of the Corporation for the whole amount of the purchase price of the Shares.

The undersigned hereby directs that the Shares be registered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF SHARES

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrants.

DATED this _________ day of _______________, 20__.

In the presence of:

Signature of Witness	Signature of Holder

Witness’s Name	Name and Title of Authorized Signatory for the Holder

Please print below your name and address in full.

Legal Name
Address

INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant Certificate without alteration. If the registration in respect of the certificates representing the Shares to be issued upon exercise of the Warrants differs from the registration of the Warrant Certificates the signature of the registered holder must be guaranteed by an authorized officer of a Canadian chartered bank, or of a major Canadian trust company, or by a medallion signature guarantee from a member recognized under the Signature Medallion Guarantee Program, or from a similar entity in the United States, if this transfer is executed in the United States, or in accordance with industry standards.

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Corporation.

If the Warrant Certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

[End of Appendix “B”]

APPENDIX “C”

WARRANT TRANSFER FORM

TO:TILT Holdings Inc.

c/o McCarthy Tétrault LLP

Suite 2400, 745 Thurlow Street

Vancouver, British Columbia V6E 0C5

Attention: [***]

Telephone:[***]

FOR VALUE RECEIVED, the undersigned holder (the “Transferor”) of the within Warrants hereby sells, assigns and transfers to _______________________________ (the “Transferee”), _________________ common share purchase warrants (the “Warrants”) of TILT Holdings Inc. (the “Corporation”) registered in the name of the undersigned on the records of the Corporation and irrevocably appoints the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

The undersigned hereby directs that the Warrants hereby transferred be issued and delivered as follows:

NAME IN FULL	ADDRESS	NUMBER OF WARRANTS

DATED this _________ day of _______________, 20__.

Signature of Warrant Holder	Signature Guaranteed

INSTRUCTIONS FOR TRANSFER

Signature of the Warrant Holder must be the signature of the person appearing on the face of this Warrant Certificate.

If the Transfer Form is signed by a trustee, executor. administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

The signature on the Warrant Transfer Form must be guaranteed by a chartered bank or trust company, or a member firm of an approved signature guarantee medallion program. The guarantor must affix a stamp bearing the actual words: -SIGNATURE GUARANTEED”.

The Warrants will only be transferable in accordance with applicable laws. The Warrants and the common shares of the Corporation issuable upon exercise thereof have not been and will not be registered under the U.S. Securities Act or under the securities laws of any state of the United States, and may not be transferred to or for the account or benefit of a U.S. person or any person in the United States without registration under the U.S. Securities Act and applicable state securities laws, or compliance with the requirements of an exemption from registration. “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

[End of Appendix “C”]